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As filed with the Securities and Exchange Commission on January 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

Groupe CGI Inc./CGI GROUP INC.
(Exact name of registrant as specified in its charter)

Share Option Plan for Employees, Officers and Directors
Of CGI Group Inc., its Subsidiaries and its Associates
(Full title of the plan)

Québec, Canada	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
CGI Group Inc.	CGI Information Systems &
1130 Sherbrooke Street West	Management Consultants, Inc.
5th Floor	600 Federal Street
Montréal, Québec	Andover, Massachusetts 01810
Canada H3A 2M8	Attn: Joe Saliba
(514) 841-3200	(978) 946-3000
(Address and telephone number of registrant's principal executive offices)	(Name, address and telephone number of agent for service)
Copies of all communications to:
Jean-René Gauthier, Esquire	Robert J. Grammig, Esquire
McCarthy Tétrault LLP	Holland & Knight LLP
Windsor Tower, 5th Floor	100 North Tampa Street
1170 Peel Street	Suite 4100
Montréal, Québec	Tampa, Florida 33602
Canada H3B 4S8	(813) 227-8500
(514) 397-4100

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered(1)	Proposed Maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Class A Subordinate Shares	9,357,454	$6.16	$57,641,916	$4,663.23

(1)
The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of determining the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of the Registrant's class A subordinate shares, as reported on the New York Stock Exchange on January 12, 2004.

EXPLANATORY NOTE

        CGI Group Inc. (the "Registrant"), files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous registration statements filed by the Registrant on Form S-8 (Registration Nos. 333-13350 and 333-74932). The current registration of 9,357,454 shares of the Registrant's Class A Subordinate Shares, without par value, will increase the number of shares registered for issuance under the Share Option Plan for Employees, Officers and Directors of CGI Group Inc., its Subsidiaries and its Associates from 28,328,020 to 37,685,474 shares.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

4.1
Share Option Plan for Employees, Officers and Directors of CGI Group Inc., its Subsidiaries and its Associates.(1)

5.1
Opinion of McCarthy Tétrault LLP re legality of the Class A Subordinate Shares.

23.1
Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).

23.2
Consent of Samson Bélair Deloitte & Touche, Chartered Accountants.

24.1
Power of Attorney of certain officers and directors of the Registrant.

(1)
Previously filed as an exhibit to the Registrant's Form S-8 (File No. 333-74932) filed December 12, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada, on January 14, 2004.

CGI GROUP INC. (Registrant)
By:	/s/ Paule Doré
Its:	Executive Vice-President, Chief Financial Officer, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

By: /s/ Serge Godin Serge Godin	Chairman of the Board, Chief Executive Officer and Director	December 22, 2003
By: /s/ Jean Brassard Jean Brassard	Vice-Chairman of the Board and Director	January 7, 2004
By: /s/ Paule Doré Paule Doré	Executive Vice-President, Chief Corporate Officer, Secretary and Director	December 22, 2003
By: /s/ André Imbeau André Imbeau	Executive Vice-President, Chief Financial Officer, Treasurer and Director	December 22, 2003
By: /s/ David Anderson David Anderson	Senior Vice-President and Corporate Controller	December 22, 2003
By: /s/ William D. Anderson William D. Anderson	Director	January 6, 2004
By: /s/ Claude Boivin Claude Boivin	Director	December 22, 2003
By: /s/ Claude Chamberland Claude Chamberland	Director	December 28, 2003
By: /s/ Robert Chevrier Robert Chevrier	Director	December 25, 2003
By: /s/ David L. Johnston David L. Johnston	Director	December 23, 2003
By: /s/ Eileen A. Mercier Eileen A. Mercier	Director	December 23, 2003
By: /s/ Michael Sabia Michael Sabia	Director	January 8, 2004

By: /s/ C. Wesley M. Scott C. Wesley M. Scott	Director	January 12, 2004
By: /s/ Gerald T. Squire Gerald T. Squire	Director	December 22, 2003
By: /s/ Robert Tessier Robert Tessier	Director	January 5, 2004
Authorized Representative
CGI Information System & Management Consultants, Inc. (Authorized Representative)
By: /s/ Joe Saliba Joe Saliba, President

Dated: January 9, 2004

INDEX OF EXHIBITS

4.1
Share Option Plan for Employees, Officers and Directors of CGI Group Inc., its Subsidiaries and its Associates.(1)

5.1
Opinion of McCarthy Tétrault LLP re legality of the Class A Subordinate Shares.

23.1
Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).

23.2
Consent of Samson Bélair Deloitte & Touche, Chartered Accountants.

24.1
Power of Attorney of certain officers and directors of the Registrant.

(1)
Previously filed as an exhibit to the Registrant's Form S-8 (File No. 333-74932) filed December 12, 2002.

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EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  ITEM 8. EXHIBITS.
SIGNATURES
INDEX OF EXHIBITS